UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SCHEDULE 14A INFORMATION

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Blucora, inc.
(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA ALTERNATIVES LLC

ANCORA ADVISORS, LLC

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP INC.

INVERNESS HOLDINGS LLC

ANCORA HOLDINGS INC.

FREDERICK D. DISANTO

CINDY SCHULZE FLYNN

ROBERT D. MACKINLAY

KIMBERLY SMITH SPACEK

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of Blucora, Inc. a Delaware corporation (the “Company”).

Item 1: On March 10, 2021, Ancora issued the following press release. The full text of the open letter to the Company’s stockholders referenced in the press release is attached hereto as Exhibit 99.1.

Ancora Files Definitive Proxy Statement and Sends Letter to Blucora Stockholders

Contends Stockholder-Driven Change is Urgently Needed in Blucora’s Boardroom After Years of Poor Governance and Strategic Missteps, Which Have Destroyed Significant Value and Undermined the Company’s Long-Term Viability

Urges Stockholders to Vote on the WHITE Proxy Card to Elect Ancora’s Four Highly-Qualified Director Candidates, Who Each Possess Deep Industry Experience and Independent Perspectives

CLEVELAND--(BUSINESS WIRE)--Ancora Holdings, Inc. (together with its affiliates, “Ancora”), which collectively with the other participants in its solicitation beneficially owns approximately 3.4% of the outstanding common stock of Blucora, Inc. (“Blucora” or the “Company”) (NASDAQ: BCOR), today announced that it has filed its definitive proxy statement with the U.S. Securities and Exchange Commission and sent a letter to the Company’s stockholders. Ancora has nominated four highly-qualified candidates for election to Blucora’s Board of Directors (the “Board”) at the Company’s 2021 Annual Meeting of Stockholders: Frederick D. DiSanto, Cindy Schulze Flynn, Robert D. MacKinlay and Kimberly Smith Spacek. We urge stockholders to visit www.ABetterBlucora.com to read today’s letter and obtain important information about how to vote on the WHITE Proxy Card to elect our four-member slate.

Mr. DiSanto, Ancora’s Chairman and Chief Executive Officer, commented:

“Stockholders deserve a better Blucora after years of strategic missteps and significant value destruction under the current Board and Chief Executive Officer Chris Walters, who is also the Company’s longest-serving director. The Board – which lacks sufficient experience in the wealth management and tax advisory sectors – remains obstinately committed to a failed, six-year-old strategy that has not produced any meaningful synergies between Blucora’s Avantax and TaxAct businesses. This intransigence has persisted despite the Company’s botched acquisitions, bloated corporate cost structure, excessive debt and fraying relationships with advisors.

We contend that the single biggest threat to Blucora’s long-term viability is its inexperienced, underqualified Board. This is why we tried to privately engage with the Company’s leadership this winter and sought to facilitate a credible, effective Board refresh that was in the best interest of stockholders. Unfortunately, Blucora validated our concerns about its broken corporate governance by refusing to negotiate in good faith and subsequently spending stockholder resources on high-priced external advisors tasked with trying to thwart our nominations.

In our view, stockholders’ long-term interests will remain at risk as long as the incumbents continue to operate unchecked in Blucora’s boardroom. This is why we have nominated a diverse, well-rounded slate of director candidates, which is fully committed to bringing valuable financial services sector experience and independent perspectives to the Board. We believe the case for meaningful, stockholder-driven change atop Blucora is crystal clear.”

***

Only by voting on the WHITE Proxy Card to elect all four of Ancora’s director candidates will stockholders be able to promptly install independent thinkers and industry experts on Blucora’s Board.

Please visit www.ABetterBlucora.com to review our letter and learn how to vote on the WHITE Proxy Card.

***

About Ancora

Ancora Holdings, Inc. is an employee owned, Cleveland, Ohio based holding company which wholly owns four separate and distinct SEC Registered Investment Advisers and a broker dealer. Ancora Advisors LLC specializes in customized portfolio management for individual investors, high net worth investors, investment companies (mutual funds), and institutions such as pension/profit sharing plans, corporations, charitable & “Not-for Profit” organizations, and unions. Ancora Family Wealth Advisors, LLC is a leading, regional investment and wealth advisor managing assets on behalf families and high net-worth individuals. Ancora Alternatives LLC specializes in pooled investments (hedge funds/investment limited partnerships). Ancora Retirement Plan Advisors, Inc. specializes in providing non-discretionary investment guidance for small and midsize employer sponsored retirement plans. Inverness Securities, LLC is a FINRA registered Broker Dealer.

Contacts

For Investors:

Ancora Alternatives LLC

James Chadwick

(216) 593-5048

jchadwick@ancora.net

Saratoga Proxy Consulting LLC

John Ferguson

(212) 257-1311

Info@saratogaproxy.com

For Media:

Profile
Greg Marose / Charlotte Kiaie, (347) 343-2999

gmarose@profileadvisors.com / ckiaie@profileadvisors.com

Item 2: On March, 10, 2021, the following materials were posted by Ancora to www.ABetterBlucora.com:

A BETTER
BLUCORA

HOME CASE FOR CHANGE DIRECTOR CANDIDATES RESOURCES CONTACT

After years of negative returns, rash acquisitions and chronic C-suite turnover, Blucora stockholders deserve a boardroom audit.

Ancora has nominated a four-member slate of director candidates with the right experience to help build a better Blucora for all stockholders.

READ OUR LETTER TO STOCKHOLDERS

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A BETTER BLUCORA

HOME CASE FOR CHANGE DIRECTOR CANDIDATES RESOURCES CONTACT

CASE FOR CHANGE

We believe Blucora's shares trade at a significant discount due to mismanagement in the boardroom.

LEARN MORE

DIRECTOR CANDIDATES

Our four nominees have the diverse experience and skillsets that Blucora needs.

DIRECTOR BIOS

INVESTOR RESOURCES

Access key materials and recent media coverage.

RESOURCES

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HOME CASE FOR CHANGE DIRECTOR CANDIDATES RESOURCES CONTACT

Director Candidates

After carefully assessing Blucora's needs, we assembled a highly-qualified slate with strong experience in capital allocation, corporate governance, internal and external communications, transactions and strategic planning.

If elected, our slate will explore all means to maximize stockholder value, including assessing cost containment efforts and exploring a potential sale of the TaxAct business. Our director candidates have the relevant industry experience and fresh viewpoints that are sorely needed to help Blucora realize a brighter future – not further its legacy of rash, poorly-conceived transactions.

Frederick D. DiSanto

Frederick D. DiSanto, an expert in the wealth management/RIA sector with strong experience serving on public company boards of directors. Mr. DiSanto has served as the Chairman and Chief Executive Officer of Ancora Holdings since January 2006 and December 2014, respectively. Mr. DiSanto also serves as the Chief Executive Officer and on the Board of Directors of Regional Brands Inc., a publicly-traded holding company focused on acquiring substantial ownership in regional companies with strong brand recognition, since November 2015. Prior to joining Ancora Holdings, Mr. DiSanto served as Executive Vice President and Manager of Fifth Third Bancorp, a diversified financial services company, and as the President and Chief Operating Officer of Maxus Investment Group, an investment management firm, which was later acquired by Fifth Third. Currently, Mr. DiSanto serves on the Board of Directors of Alithya Group inc., a strategy and digital transformation company, since November 2018 and The Eastern Company, a manager of industrial businesses that designs, manufactures and sells engineered solutions, since April 2016. Previously, Mr. DiSanto served on the Board of Directors of Edgewater Technology, Inc. (n/k/a Alithya Group inc.), from February 2017 until it was acquired by Alithya Group inc. in November 2018.

Cindy Schulze Flynn

A BETTER BLUCORA
HOME CASE FOR CHANGE DIRECTOR CANDIDATES RESOURCES CONTACT

Cindy Schulze Flynn

Cindy Schulze Flynn, a financial services industry executive with deep experience in the areas of corporate communications, marketing and employee engagement. She has been the Chief Marketing and Communications Officer of Union Home Mortgage, a privately held financial services firm, since May 2020, and has served as an Advisory Board member, since January 2020. Before that, Ms. Flynn served as the founder of Arrowhead Consulting, a strategic and tactical consulting firm, from January 2019 to December 2019. From 2009 to September 2018, Ms. Flynn served as the Executive Vice President, Chief Administrative & Marketing Officer of the New York Community Bancorp, Inc., a bank holding company. Prior to that, Ms. Flynn served as the Senior Vice President, Chief Marketing Officer at AmTrust Bank, a Cleveland based bank, the Executive Vice President, Brand Director at Citizen Financial Group, Inc., a retail bank holding company, the Senior Vice President, Chief Marketing Officer of Charter One Financial, Inc., a bank holding company, and held various senior positions at KeyCorp, a bank holding company.

Robert D. MacKinlay

Robert D. MacKinlay, a corporate finance leader and consultant with robust experience in the tax advisory industry. Mr. MacKinlay has served as the Executive Vice President and Chief Financial Officer of Gardiner Service Company, Inc., a leading HVAC & building services company, since November 2020. Prior to that, Mr. MacKinlay had an extensive career at Cohen & Company, an assurance, tax and advisory service to clients in the United States and throughout the world, where he most recently served as National Managing Partner, Private Companies, from September 2019 to September 2020; and President, Private Company Services, from September 2013 to August 2019.

Kimberly Smith Spacek

Kimberly Smith Spacek, a financial services industry executive with deep experience in the areas of client engagement, investor relations and institutional and retail marketing. Ms. Spacek is currently a Partner and the Director of Marketing and Investor Relations at Owl Creek Asset Management, L.P., a global investment advisory firm, where she has held such positions since 2008 and 2005, respectively. Prior to her role at Owl Creek, Ms. Spacek was a partner at Davidson Kempner Capital Management LP, a global multi-strategy institutional alternative asset management firm, and previously served as an Assistant Vice President at ABN AMRO Bank N.V., a Netherlands-based bank offering products and services to retail, private and corporate

A BETTER BLUCORA

HOME CASE FOR CHANGE DIRECTOR CANDIDATES RESOURCES CONTACT

Kimberly Smith Spacek

Kimberly Smith Spacek, a financial services industry executive with deep experience in the areas of client engagement, investor relations and institutional and retail marketing. Ms. Spacek is currently a Partner and the Director of Marketing and Investor Relations at Owl Creek Asset Management, L.P., a global investment advisory firm, where she has held such positions since 2008 and 2005, respectively. Prior to her role at Owl Creek, Ms. Spacek was a partner at Davidson Kempner Capital Management LP, a global multi-strategy institutional alternative asset management firm, and previously served as an Assistant Vice President at ABN AMRO Bank N.V., a Netherlands-based bank offering products and services to retail, private and corporate clients.

A NOTE FROM OUR DIRECTOR CANDIDATES ON BLUCORA'S VALUABLE EMPLOYEES:

Despite believing that significant leadership changes are needed, we want to stress that we recognize the value created by Blucora's employees. This is why our slate is already evaluating improved compensation structures that will incentivize and reward them. Our nominees want to help create increased opportunity for Blucora's employees by basing compensation (including equity) on performance, ensuring that key contributors are appropriately rewarded and aligning them with stockholders. Make no mistake: we view Blucora's employees as the backbone of the organization, and plan to compensate them accordingly.

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Resources

Important Materials

Letter to Blucora Stockholders | March 10, 2021

Ancora Nominates Four Highly-Qualified Candidates for Election to the Board of Blucora, Inc. | February 25, 2021

Ancora Sends Letter to Stockholders of Blucora, Inc. | February 25, 2021

Recent News Coverage

Ancora Nominates Blucora Directors, Pushes for Tax Business Sale | *Bloomberg* | February 25, 2021

Ancora Nominates Directors at Wealth, Tax Adviser Blucora | *The Deal* | February 25, 2021

Ancora nominates 4 at Blucora | *Activist Insight* | February, 25 2021

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